EXHIBIT 10.34


                 THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT


     This Third Amendment is made as of this 2nd day of October, 1995, by and between K-TEL INTERNATIONAL (USA), INC., a Minnesota corporation, having its principal place of business in Plymouth, Minnesota ("K-Tel USA"), and DOMINION ENTERTAINMENT, INC., a Minnesota corporation, having its principal place of business in Plymouth, Minnesota ("Dominion"; K-Tel USA and Dominion are sometimes herein collectively referred to as the "Borrowers" and each is sometimes individually referred to as a "Borrower"), and TCF BANK MINNESOTA FSB, a federally chartered stock savings bank (the "Bank").


                                    RECITALS

     A. The Borrowers and the Bank have entered into a Revolving Credit Agreement dated as of July 22, 1994, as amended by a First Amendment to Revolving Credit Agreement dated as of January 30, 1995 and by a Second Amendment to Revolving Credit Agreement and to Revolving Note dated as of July 20, 1995 (as amended, the "Credit Agreement"), pursuant to which the Bank, subject to the terms and conditions set forth therein, agreed to make revolving advances to the Borrowers in the aggregate amount of up to $2,000,000.

     B. The Borrowers' joint and several obligation to repay the revolving advances made by the Bank under the Credit Agreement is evidenced by the Borrowers' Revolving Note dated January 30, 1995, payable to the Bank's order in the original principal amount of $2,000,000 (the "First Replacement Revolving Note"), issued in substitution for, and in replacement of, but not in payment of, the Borrowers' revolving note dated July 22, 1994, payable to the Bank's order in the original principal amount of $5,000,000. As of September 25, 1995, the outstanding principal balance of the First Replacement Revolving Note was $1,744,495.68 and interest thereon has been paid through September 1, 1995.

     C. The Borrowers have requested that the Bank increase the Commitment Amount of the Bank under the Credit Agreement from $2,000,000 to $3,500,000.

     D. The Bank is willing to grant the Borrowers' request subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Definitions. All capitalized terms used in this Third Amendment, unless specifically defined herein, shall have the meanings given to such terms in the Credit Agreement.


     2. Amendment of Existing Definitions. Section 1.1 of the Credit Agreement is hereby amended by deleting the existing definition of "Commitment Amount" and by substituting therefor the following new definition:

          "`Commitment Amount' means $3,500,000."

     3. Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions of "First Replacement Revolving Note" and "Third Amendment" in the appropriate alphabetical location:

          "`First Replacement Revolving Note' means that certain promissory note issued by the Borrowers, payable to the order of the Bank, in the principal amount of $2,000,000, dated as of January 30, 1995, which was issued in substitution for, and in replacement of, not in payment of the Borrowers' revolving note dated as of July 22, 1994, payable to the Bank's order in the original principal amount of $5,000,000."

          "`Third Amendment' means that certain Third Amendment to Revolving Credit Agreement dated as of October 2, 1995, between the Bank and the Borrowers."

     4. Advances. Section 2.1 of the Credit Agreement is hereby amended to read as follows:

          "Section 2.1 The Advances. The Bank agrees, on the terms and conditions here set forth, to make Advances to the Borrowers from time to time during the period from the date when all of the conditions set forth in Section 3.1 hereof are met (the "Closing Date") to and including the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the Borrowing Base; provided, however, in no event shall the Borrowers request, nor shall the Bank be obligated to make, any Advance if, after giving effect to such Advance, the sum of the aggregate outstanding Advances under this Agreement plus the aggregate outstanding Advances and the L/C Amount (as defined therein) under that certain Revolving Credit Agreement dated as of January 30, 1995, as amended, between the K-Tel, Inc. and the Bank, would exceed $5,500,000. Within the above limits, the Borrowers may borrow, prepay pursuant to Section 2.7 and re-borrow under this Section 2.1. The Borrowers' obligation to pay the Advances made by the Bank shall be evidenced by a single promissory note of the Borrowers, dated as of the date of the Third Amendment, payable to the order of the Bank appropriately completed in substantially the form of Exhibit A attached to the Third Amendment, as the same may be renewed, extended, amended or any note shall be issued in substitution therefor from time to time (the "Note"). The Note has been issued in substitution for, and in replacement of, but not in payment of, the First Replacement Revolving Note. The Note shall bear interest in accordance with Section 2.3 hereof and principal of and interest on the Note shall be due and payable as provided in Section 2.5 hereof."

     5. Conditions Precedent. The effectiveness of this Third Amendment shall be subject to the condition precedent that the Bank shall have received each of the following in form and substance acceptable to the Bank:

          (a) The Note, duly executed on behalf of the Borrowers.

          (b) A certified copy of the resolutions of the Board of Directors of K-Tel USA evidencing approval of this Third Amendment and the Note and other matters contemplated hereby, certified by the Secretary or Assistant Secretary of K-Tel USA as being a true, correct and complete copy thereof which has been duly adopted and is in full force and effect, together with a certificate of such Secretary or Assistant of K-Tel USA certifying the names and true signatures of the officers of K-Tel USA authorized to sign this Third Amendment and the Note and the other documents to be delivered by K-Tel USA hereunder.

          (c) A certified copy of the resolutions of the Board of Directors of Dominion evidencing approval of this Third Amendment and the Note and other matters contemplated hereby, certified by the Secretary or Assistant Secretary of Dominion as being a true, correct and complete copy thereof which has been duly adopted and is in full force and effect, together with a certificate of such Secretary or Assistant of Dominion certifying the names and true signatures of the officers of Dominion authorized to sign this Third Amendment and the Note and the other documents to be delivered by Dominion hereunder.

          (d) A Certificate of the Secretary of K-Tel USA certifying as to (1) the fact that the articles of incorporation and bylaws of K-Tel USA, which were previously certified and delivered to the Lender continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered.

          (e) A Certificate of the Secretary of Dominion certifying as to (1) the fact that the articles of incorporation and bylaws of Dominion, which were previously certified and delivered to the Lender continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered.

          (f) Acknowledgment and Agreement of Guarantors attached below.

          (g) Such other items as the Bank may require.

     6. References. From and after the date of this Third Amendment: (i) all references in the Loan Documents to "the Note" shall be deemed to refer to the Note as defined in, and delivered under, this Third Amendment; and (ii) all references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended by this Third Amendment.

     7. No Other Changes. Except as explicitly amended by this Third Amendment, all of the original terms and conditions of the Credit Agreement shall remain in full force and effect.

     8. No Waiver. The execution of this Third Amendment and acceptance of any documents related thereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or any other Loan Document, whether or not known to the Bank and whether or not such Default or Event of Default exists on the date of this Third Amendment.

     9. Release. The Borrowers, and K-Tel International, Inc. and K-Tel, Inc. by signing the Acknowledgement and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or any Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Third Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     10. Expenses. The Borrowers hereby reaffirm their agreement under Section
8.5 of the Credit Agreement. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Bank for the services performed by such counsel in connection with the preparation of this Third Amendment and the documents and instruments incidental thereto.

     11. Counterparts. This Third Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first above written.


                                            K-TEL INTERNATIONAL (USA), INC.


                                            By /S/  Mark Dixon
                                             Its   Vice President


                                            DOMINION ENTERTAINMENT, INC.


                                            By /S/  Mark Dixon
                                             Its   Vice President


                                            TCF BANK MINNESOTA FSB


                                            By /S/  Robert S. Scott
                                             Its   Sr. Vice President

                                            And

                                            By /S/  Richard D. Larson
                                             Its   Vice President



                   ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS


     The undersigned, K-Tel International, Inc., and K-Tel, Inc., each a guarantor of the indebtedness of K-Tel International (USA), Inc. and Dominion Entertainment, Inc. (together, the "Borrowers") to the Bank pursuant to their Guaranties dated as of July 22, 1994 and January 30, 1995, respectively, (the "Guaranties"), each hereby (i) acknowledges receipt of the foregoing Third Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 9 of the foregoing Third Amendment) and execution thereof; (iii) reaffirms its obligations to the Bank pursuant to the terms of its Guaranty; and (iv) acknowledges and agrees that the Bank may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the present and future indebtedness of the Borrowers to the Bank.


                                            K-TEL INTERNATIONAL, INC.


                                            By /S/  Mark Dixon
                                             Its   Vice President


                                            K-TEL, INC.


                                            By /S/  Mark Dixon
                                             Its   Vice President